UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2014

Rex Energy Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

366 Walker Drive State College, Pennsylvania	16801
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (814) 278-7267

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Depositary Shares Offering

On August 13, 2014, Rex Energy Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC, as the representative of the several underwriters named therein (the “Underwriters”), to sell an aggregate of 14,000 shares of 6.00% Convertible Perpetual Preferred Stock, Series A, par value $0.001 per share (the “Series A Convertible Preferred Stock”) that are represented by 1,400,000 depositary shares (the “Depositary Shares” together with the Series A Convertible Preferred Stock the “Shares”) deposited against delivery of depositary receipts evidencing the Depositary Shares to the Underwriters at a public offering price of $100.00 per Depositary Share, plus accrued dividends, if any, from August 18, 2014 (the “Offering”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional 210,000 Depositary Shares (the “Option Shares”) solely to cover over-allotments, which the Underwriters exercised in full on August 13, 2014.

The issuance and sale of the Shares have been registered under the Securities Act of 1933 (the “Securities Act”) pursuant to an automatic shelf registration statement on Form S-3ASR (Registration No. 333-196623), as amended, of the Company, and the prospectus supplement dated August 13, 2014, filed with the Securities and Exchange Commission on August 14, 2014. Closing of the issuance and sale of the Shares occurred on August 18, 2014. A legal opinion related to the Shares is filed herewith as Exhibit 5.1.

The Company intends to use approximately $120.0 million of the approximately $155.5 million (after deducting underwriting discounts and commissions and estimated expenses) net proceeds from the sale of the Depositary Shares, including the Option Shares, to fund its obligations under its previously-announced purchase and sale agreement with SWEPI, LP, an affiliate of Royal Dutch Shell plc (“Shell”), and the remainder to fund its capital expenditure program and for general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement in this report does not purport to be complete and is qualified in its entirety by the terms of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Deposit Agreement

The Deposit Agreement, dated as of August 18, 2014 (the “Deposit Agreement”), by and among the Company, Computershare Trust Company, N.A. and Computershare Inc., together as depositary (collectively, the “Depositary”), and holders from time to time of the depositary receipts described therein, relating to the Depositary Shares, is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference. The form of depositary receipt representing the Depositary Shares is filed and included as Exhibit A to the Deposit Agreement and is incorporated herein by reference.

Fourth Amendment to Amended and Restated Credit Agreement

On August 15, 2014, the Company and each of its guarantor subsidiaries entered into a Fourth Amendment to the Amended and Restated Credit Agreement (the “Fourth Amendment”) with Royal Bank of Canada, as administrative agent for the lenders, KeyBank National Association (“KeyBank”), as Administrative Agent, and the lenders signatory thereto, amending that certain Amended and Restated Credit Agreement dated as of March 27, 2013 (as amended, modified or supplemented, the “Credit Agreement”).

The Fourth Amendment amends certain provisions of the Credit Agreement to, among other things, allow the Company to pay certain dividends to the holders of the Series A Convertible Preferred Stock.

The Company intends to file a copy of the Fourth Amendment with the Company’s next Quarterly Report on Form 10-Q.

Item 3.03	Material Modification to Rights of Security Holders.

On August 15, 2014, the Company filed a Certificate of Designations, Preferences, Rights and Limitations of 6.00% Convertible Perpetual Preferred Stock, Series A (the “Certificate of Designations”), with the Secretary of State of the State of Delaware amending its Certificate of Incorporation to establish the Series A Convertible Preferred Stock and the number, relative rights, preferences and limitations thereof. Pursuant to the Certificate of Designations, 16,100 shares of preferred stock have been designated as Series A Convertible Preferred Stock, and each share of Series A Convertible Preferred Stock is convertible, at the option of the holder, into a number of shares of the Company’s common stock equal to the liquidation preference of $10,000.00 divided by the conversion price, which is initially equivalent to approximately $18.00 per share and is subject to specified adjustments (the “Conversion Price”). The initial conversion rate is equal to 555.56 shares of common stock of the Company for each share of Series A Convertible Preferred Stock and 5.5556 shares of common stock of the Company for each Depositary Share. Based on the initial Conversion Price, approximately 8,944,516 shares of common stock of the Company would be issuable upon conversion of all of the outstanding shares of the Series A Convertible Preferred Stock.

The annual dividend on each share of Series A Convertible Preferred Stock is 6.00% per annum on the liquidation preference of $10,000.00 per share of Series A Convertible Preferred Stock (equivalent to a liquidation preference of $100.00 per Depositary Share) and is payable quarterly, in arrears, on each of February 15, May 15, August 15 and November 15 of each year, commencing on November 15, 2014. Dividends will accrue and cumulate from August 18, 2014. The Company may, at its option, pay dividends in cash, common stock or a combination thereof.

Except as required by law or the Company’s Certificate of Incorporation, holders of the Series A Convertible Preferred Stock will have no voting rights unless dividends fall into arrears for six or more quarterly periods (whether or not consecutive). Until such arrearage is paid in full, the holders will be entitled to elect two directors and the number of directors on the Company’s board of directors will increase by that same number.

At any time on or after August 20, 2019, the Company may at its option cause all outstanding shares of the Series A Convertible Preferred Stock to be automatically converted into common stock at the then-applicable conversion price if the closing sale price of the Company’s common stock exceeds 130% of the then-prevailing conversion price for a specified period prior to the conversion.

If a holder elects to convert shares of Series A Convertible Preferred Stock upon the occurrence of certain specified fundamental changes, the Company may be obligated to deliver an additional number of shares above the applicable conversion rate to the converting holder.

The terms of the Series A Convertible Preferred Stock are more fully set forth in the Certificate of Designations also described in Item 5.03. A copy of the Certificate of Designations is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designations

The information contained in Item 3.03 is hereby incorporated by reference. The Certificate of Designations became effective as of August 15, 2014. A copy of the Certificate of Designations is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Bylaws

Effective August 18, 2014, the Company amended its Amended and Restated Bylaws (the “Bylaw Amendment”) to provide that in the event that dividends on the Series A Convertible Preferred Stock are in arrears and unpaid for six or more quarterly periods (whether or not consecutive), the holders of the Series A Convertible Preferred Stock will be entitled at the Company’s next regular or special meeting of stockholders to elect two additional directors to the Board.

The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Bylaw Amendment, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 13, 2014, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 13, 2014, between Rex Energy Corporation and RBC Capital Markets, LLC, as the representative of the several underwriters named therein, relating to the Depositary Shares.

3.1	Certificate of Designations, Preferences, Rights and Limitations of 6.00% Convertible Perpetual Preferred Stock, Series A, of Rex Energy Corporation.

3.2	Amendment to the Amended and Restated Bylaws of Rex Energy Corporation.

4.1	Deposit Agreement, dated August 18, 2014, by and among the Company, Computershare Trust Company, N.A. and Computershare Inc., together as depositary, and holders from time to time of the depositary receipts described therein.

4.2	Form of depositary receipt representing the Depositary Shares (included as Exhibit A to Exhibit 4.1).

5.1	Opinion of Thompson & Knight LLP as to the legality of the issuance and sale of the Series A Convertible Preferred Stock and the Depositary Shares.

99.1	Rex Energy Corporation Press Release dated August 13, 2014.

[Signature page to follow]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Rex Energy Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ Jennifer L. McDonough
Jennifer L. McDonough
Sr. Vice President, General Counsel and Secretary

Date: August 18, 2014

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 13, 2014, between Rex Energy Corporation and RBC Capital Markets, LLC, as the representative of the several underwriters named therein, relating to the Depositary Shares.

3.1	Certificate of Designations, Preferences, Rights and Limitations of 6.00% Convertible Perpetual Preferred Stock, Series A, of Rex Energy Corporation.

3.2	Amendment to the Amended and Restated Bylaws of Rex Energy Corporation.

4.1	Deposit Agreement, dated August 18, 2014, by and among the Company, Computershare Trust Company, N.A. and Computershare Inc., together as depositary, and holders from time to time of the depositary receipts described therein.

4.2	Form of depositary receipt representing the Depositary Shares (included as Exhibit A to Exhibit 4.1).

5.1	Opinion of Thompson & Knight LLP as to the legality of the issuance and sale of the Series A Convertible Preferred Stock and the Depositary Shares.

99.1	Rex Energy Corporation Press Release dated August 13, 2014.